As filed with the Securities and Exchange Commission on October 8, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

TOTAL S.A.

(Exact name of registrant as specified in its charter)

Republic of France	98-0227345
(State or other jurisdiction of incorporation)	(I.R.S. Employer Identification Number)

2, place Jean Millier

La Défense 6

92400 Courbevoie

France

Phone: +33 (0)1 47 44 45 46

(Address of principal executive offices) (Zip code)

TOTAL S.A. 2009 STOCK OPTION PLAN

TOTAL S.A. 2008 STOCK OPTION PLAN

(Full Title of the Plans)

Mr. Robert D. Kilpatrick

Total Holdings USA, Inc.

1201 Louisiana Street, Suite 1800

Houston, Texas 77002

(713) 483-5000

(Name, address, including zip code, and telephone number, including area code, of agent for service)

CALCULATION OF REGISTRATION FEE

Title of securities to be registered: Shares, par value €2.50 per share	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
2009 Stock Option Plan	127,370	$54.66	$ 6,962,044.20
2008 Stock Option Plan	114,030	$58.77	$ 6,701,543.10
TOTAL	241,400		$13,663,587.30	$974.22

(1)	The maximum number of Shares that may be granted to U.S. persons under the following plans sponsored by TOTAL S.A. in the following order: 2009 Stock Option Plan and 2008 Stock Option Plan.
(2)	Pursuant to Rule 457(h)(1) of the Securities Act of 1933, as amended, the maximum offering price is based on the exercise price of the options granted under each plan as follows: 2009 Stock Option Plan, €39.90 ($54.66); 2008 Stock Option Plan, €42.90 ($58.77). The proposed maximum offering price per share and the proposed maximum aggregate offering price have been converted into U.S. dollars based on an exchange rate of $1.37 per €1.00, the noon buying rate in New York City for cable transfers in euros as certified for customs purposes by the Federal Reserve Bank of New York on October 1, 2010.

PART I

INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

All information required by Part I to be contained in the prospectus is omitted from this registration statement in accordance with the explanatory note to Part I of Form S-8 and Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”). This registration statement on Form S-8 is filed by TOTAL S.A., a corporation organized under the laws of the Republic of France (the “Corporation” or “Registrant”), regarding the TOTAL S.A. 2009 Stock Option Plan and the TOTAL S.A. 2008 Stock Option Plan (each, a “Plan”). Documents containing the information required by Part I of the registration statement will be sent or given to Plan participants as specified by Rule 428(b)(1) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents filed with the Securities and Exchange Commission (the “Commission”) by the Corporation are incorporated herein by reference:

(1) The Corporation’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009, filed with the Commission on April 1, 2010.

(2) The description of the Corporation’s common shares contained in the Corporation’s Amended Registration Statement on Form 8-A/A filed with the Commission on March 19, 2004.

(3) TOTAL’s Reports on Form 6-K, furnished to the SEC on (i) May 5, 2010, (ii) June 17, 2010, (iii) June 25, 2010, (iv) August 3, 2010, (v) September 8, 2010 and (vi) September 15, 2010, which indicate on their cover page that they are incorporated by reference in TOTAL’s Registration Statement on Form-3, as amended on August 4, 2010.

To the extent designated therein, certain Reports on Form 6-K and all documents filed by the Corporation pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), after the date of this registration statement but prior to the filing of a post-effective amendment which indicates that all remaining securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part hereof from the date of filing such documents.

Any statement in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for the purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.	Description of Securities.

Not applicable.

Item 5.	Interest of Named Experts and Counsel.

Not applicable.

Item 6.	Indemnification of Directors and Officers.

The Corporation maintains liability insurance for directors and officers including insurance against liabilities under the Securities Act.

Item 7.	Exemption from Registration Claimed.

Not applicable.

Item 8.	Exhibits.

4.1	Statuts (charter and bylaws) of the Corporation (incorporated by reference to Exhibit 1 filed in the Corporation’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009).

*5.1	Opinion of Peter Herbel, General Counsel to the Corporation.

*23.1	Consent of Ernst & Young Audit and KPMG Audit, a division of KPMG S.A.

*23.2	Consent of Peter Herbel, General Counsel to the Corporation (included in the opinion filed as Exhibit 5.1).

*24	Power of Attorney.

*	filed herewith.

Item 9.	Undertakings.

(a) The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Paris, France on October 8, 2010.

TOTAL S.A.

By:	/S/ JÉRÔME SCHMITT
Jérôme Schmitt
Treasurer

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed on October 8, 2010, by the following persons in the capacities indicated.

Signatures	Title

/S/ CHRISTOPHE DE MARGERIE*	Chairman and Chief Executive Officer (Principal Executive Officer)
Christophe de Margerie

/S/ PATRICK DE LA CHEVARDIÈRE *	Executive Vice President, Chief Financial Officer (Principal Financial Officer)
Patrick de La Chevardière

/S/ DOMINIQUE BONNET*	Chief Accounting Officer
Dominique Bonnet	(Principal Accounting Officer)

/S/ PATRICK ARTUS*	Director
Patrick Artus

/S/ PATRICIA BARBIZET*	Director
Patricia Barbizet

/S/ DANIEL BOUTON*	Director
Daniel Bouton

/S/ GUNNAR BROCK*	Director
Gunnar Brock

/S/ CLAUDE CLÉMENT*	Director
Claude Clément

/S/ BERTRAND COLLOMB*	Director
Bertrand Collomb

Signatures	Title

Director
Paul Desmarais Jr.

/S/ THIERRY DESMAREST*	Director
Thierry Desmarest

/S/ BERTRAND JACQUILLAT*	Director
Bertrand Jacquillat

/S/ ANNE LAUVERGEON*	Director
Anne Lauvergeon

/S/ LORD LEVENE OF PORTSOKEN*	Director
Lord Levene of Portsoken

/S/ CLAUDE MANDIL*	Director
Claude Mandil

Director
Michel Pébereau

/S/ THIERRY DE RUDDER*	Director
Thierry de Rudder

/S/ ROBERT HAMMOND*	Authorized Representative in the United States
Robert Hammond

*By:	/S/ JÉRÔME SCHMITT
Jérôme Schmitt
Attorney-in-fact

EXHIBIT INDEX

Exhibit Number	Description

4.1	Statuts (charter and bylaws) of the Corporation (incorporated by reference to Exhibit 1 filed in the Corporation’s Annual Report on Form 20-F for the fiscal year ended December 31, 2009).

*5.1	Opinion of Peter Herbel, General Counsel to the Corporation.

*23.1	Consent of Ernst & Young Audit and KPMG Audit, a division of KPMG S.A.

*23.2	Consent of Peter Herbel, General Counsel to the Corporation (included in the opinion filed as Exhibit 5.1).

*24	Power of Attorney.

*	filed herewith.